# LEONARD HOLLAND, CHARTERED ENGINEER

## Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission
Pacific Centre
12$^{th}$ Floor, 701 West Georgia Street
Vancouver, British Columbia
CANADA V7Y 1L2

Attention: Corporate Finance

Toronto Stock Exchange
The Exchange Tower
130 King Street West
Toronto, Ontario
CANADA M5X 1J2

Attention: Listed Issuer Services

Alberta Securities Commission
4$^{th}$ Floor, 300 – 5$^{th}$ Avenue S.W.
Calgary, Alberta
CANADA T2P 3C4

Attention: Corporate Finance

Ontario Securities Commission
20 Queen Street West, Suite 1903
Toronto, Ontario
CANADA M5H 3S8

Attention: Corporate Finance

**Re: Cardero Resource Corp. (the “Issuer”)**

I, Leonard Holland, Chartered Engineer, of 9 Nevis Close, Linslade, Leighton Buzzard, Bedfordshire, United Kingdom, LU7 2XD, have prepared, and am the author of, Section(s) 15 and Sections 18.7.2 and 18.8.2 of the technical report entitled "**Pampa de Pongo Iron Project, Preliminary Economic Assessment Technical Report**" dated September 30, 2008 (the "Report").

1. I hereby consent to:

   a) the use and reliance upon the Report in connection with the disclosure in:
   i) the Issuer's Annual Information Form (AIF) dated January 29$^{th}$, 2009. (the "Disclosure"); and

   b) The inclusion of extracts from, or a summary of, the Report in the Disclosure.
   .

2. I hereby consent to the use of my name "Leonard Holland", and to the use of the name of "Holland and Holland Consultants", a private engineering consulting firm, of which I am the Principal Consultant-Minerals Engineering, in the Disclosure.

3. I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 28$^{th}$ day of January, 2009

Leonard Holland, C.Eng.